EXHIBIT 23.1





      INDEPENDENT AUDITORS' CONSENT



We hereby consent to the incorporation by reference in this Registration Statement of Alexander & Alexander
Services Inc on Form S-8 of our report dated February
15, 1995 (February 28, March 16 and 27, 1995 with respect to certain information in Notes 2,5,8 and 14), appearing in the Annual Report on Form 10-K/A of Alexander & Alexander Services Inc. for the year ended
December 31, 1994.



/s/ Deloitte & Touche LLP


DELOITTE & TOUCHE LLP
Baltimore, Maryland
July 7, 1995